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                                                                      Exhibit 23






                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



We consent to the incorporation by reference in Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 33-4555) pertaining to the Restricted Stock Plan of Cleveland-Cliffs Inc, in the Registration Statement (Form S-8 No. 33-208033) pertaining to the 1987 Incentive Equity Plan of Cleveland-Cliffs Inc and the related prospectus, in the Registration Statement (Form S-8 No. 333-30391) pertaining to the 1992 Incentive Equity Plan (as amended and restated as of May 13, 1997) and the related prospectus, in the Post-Effective Amendment Number 1 to the Registration Statement (Form S-8 No. 33-56661) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan and the related prospectus, in the Registration Statement (Form S-8 No. 333-06049) pertaining to the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan and in the Registration Statement (Form S-8 No. 333-84479) pertaining to the 1992 Incentive Equity Plan (as amended as of May 11, 1999) and the use of our report dated January 28, 2000, included in the Annual Report on Form 10-K of Cleveland-Cliffs Inc and consolidated subsidiaries for the year ended December 31, 1999, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.


                                                           /s/ Ernst & Young LLP


Cleveland, Ohio
March 22, 2000



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